SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 11, 2002

(date of earliest event reported)

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada		L6T 5P6

(address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.   Other Events

     On October 11, 2002, Nortel Networks Corporation issued a press release stating that in a letter from Frank Dunn, its president and chief executive officer, to employees subsequently issued on the same date, Nortel Networks Corporation updated employees on Nortel Networks Corporation’s third quarter 2002 revenues and Nortel Networks Corporation’s progress on its drive to achieve profitability.

     Dunn’s letter informed employees that Nortel Networks Corporation’s revenues for the third quarter of 2002 will be US$2.36 billion, in line with previously stated expectations, and that Nortel Networks Corporation’s cash performance continued to be strong. Dunn’s letter also indicated that Nortel Networks Corporation is in the process of positioning itself around its four key businesses to drive a break even model (not including costs related to acquisitions and any special charges and gains) at quarterly revenues of below US$2.4 billion. This break even model is expected to be in place by the second quarter of 2003.

     Nortel Networks Corporation plans to release its financial results for the third quarter of 2002 on October 17, 2002.

     Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated in its entirety by reference.

     Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; successful implementation of Nortel Networks new organization structure; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in Nortel Networks credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Corporation with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant and Nortel Networks Corporation disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

        99.1   Press Release dated October 11, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

Dated: October 11, 2002	By:	/s/ Deborah J. Noble

Deborah J. Noble
Corporate Secretary

	By:	/s/ Blair F. Morrison

Blair F. Morrison
Assistant Secretary

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EXHIBIT INDEX

99.1   Press Release dated October 11, 2002

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